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                                                                    EXHIBIT 99.3
                           WESTINGHOUSE AIR BRAKE COMPANY
             VOTING INSTRUCTIONS FOR THE SPECIAL MEETING OF STOCKHOLDERS
                            SOLICITED BY THE ESOP TRUSTEE
                    WESTIN WILLIAM PENN, PITTSBURGH, PENNSYLVANIA
                 MONDAY, AUGUST 23, 1999 -- 10:00 A.M. (LOCAL TIME)
         The undersigned participant in the WESTINGHOUSE AIR BRAKE COMPANY
         EMPLOYEE STOCK OWNERSHIP PLAN (the "ESOP") does hereby instruct the
         ESOP Trustee to vote at the Special Meeting of Stockholders of Westinghouse Air Brake Company (the "Company"), to be held August
         23, 1999 (the "Special Meeting"), and at all adjournments thereof, all the shares of Common Stock of the Company which the undersigned may be entitled to provide instructions, on the matters set out on the reverse side of this card and described in the Joint Proxy Statement/Prospectus and, in its discretion, on any other business which may properly come before the Special Meeting.
         The undersigned participant hereby acknowledges receipt of the
         Notice of Special Meeting of Shareholders and Joint Proxy
         Statement/Prospectus, both dated July   , 1999.

         The shares represented by this card will be voted as directed by the participant. If this card is executed but no direction is given or if such direction is not received by the ESOP Trustee on or before August 19, 1999, such shares will be voted in accordance with the Westinghouse Air Brake Company Employee Stock Ownership Plan and Trust

                  (Continued and to be signed on the reverse side)
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             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

         Proposal 1.  Approval and adoption of the Agreement and Plan of
                      Merger dated as of June 2, 1999, as amended, between Westinghouse Air Brake Company and MotivePower Industries, Inc. and the merger.

                 [ ] FOR          [ ] AGAINST          [ ] WITHHELD

         Please check this box if you plan to attend the Special Meeting [ ]

                                             Please date and sign exactly as
                                             your name appears hereon and
                                             return in the enclosed
                                             envelope. If acting as
                                             attorney, executor,
                                             administrator, guardian or
                                             trustee, please so indicate
                                             with your full title when
                                             signing. If a corporation,
                                             please sign in full corporate
                                             name, by duly authorized
                                             officer.

         SIGNATURE DATE: __________
         NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.